UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2024

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Rte 17 North, Ste. 800 Rutherford, NJ	07070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	GCTK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 13, 2024, GlucoTrack, Inc., a Delaware corporation (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with certain shareholders (the “Holders”), pursuant to which the Company and the Holders agreed to exchange (the “Exchange”) common stock purchase warrants (the “Warrants”) owned by the Holders for shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to be issued by the Company.

On February 13, 2024, the Company closed the Exchange and issued to the Holders an aggregate of 3,593,203 shares of Common Stock in exchange for 4,381,953 Warrants.

The description of the Exchange Agreement set forth herein is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities

The information in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The agreement to issue the Common Stock to the Holders was made pursuant to the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
10.1†*	Form of Exchange Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GlucoTrack, Inc.

Date: February 16, 2024	By:	/s/ Paul Goode
Paul Goode
Chief Executive Officer